Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Kingsway Financial Services Inc.

Itasca, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 16, 2018, relating to the consolidated financial statements, the effectiveness of Kingsway Financial Services Inc.’s internal control over financial reporting, and schedules of Kingsway Financial Services Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

Grand Rapids, Michigan

November 8, 2018